Exhibit 10.1

CONSULTANT AGREEMENT
This agreement for consulting services ("Agreement'") is between Northrop Grumman Systems Corporation, a Delaware corporation whose principal place of business is located at 2980 Fairview Park Drive, Falls Church, VA ("NGSC'' or "the Company") and Wesley G. Bush, VA ("Consultant'' or "Mr. Bush") (each "a party," collectively "the parties"), dated July 31, 2019.

I.	ENGAGEMENT
The Company hereby retains Consultant to provide such advice and participate in such meetings and events for the benefit of the Company and its affiliates, as may be requested by the Company. Consultant's principal point of contact at the Company with respect to the specific nature and scope of the services to be provided during the Consulting Period shall be Northrop Grumman Corporation's ("NGC") Chief Executive Officer or her designee. Consultant shall provide reports of his activities under this Agreement to NGSC at such times and places as NGSC may reasonably require.

II.	PLACE OF ENGAGEMENT
Consultant shall perform the services called for under this Agreement in the Commonwealth of Virginia and, on occasion, in such other places as the parties may agree.

III.	TERM OF ENGAGEMENT
The initial term of this Agreement shall be for a period of five years commencing on August 1, 2019 and terminating five years thereafter (the "Consulting Period"). This Agreement may be renewed or extended in writing, annually or on such other terms as the parties may agree.

IV.	COMPENSATION
A.    Fee. Consultant agrees to make himself available to perform services for the Company for up to three (3) days per month during the Consulting Period. The Company shall pay Consultant a fixed fee of $16,670 per full or partial month for consulting services performed during the Consulting Period. Any consulting fee due for a calendar month shall be paid by the Company promptly after the end of such month. Consultant acknowledges and agrees that by accepting these consulting payments he is certifying his compliance with the provisions of this Agreement.

Exhibit 10.1

B.    Support Services. Further to enable Consultant to perform such services, the Company shall provide Consultant with information technology (“IT”) support and shall continue to hold and maintain appropriate security clearances for Consultant. The IT support shall include providing Consultant with electronics equipment (including a computer and mobile phone) and a Company telephone number and email account, as well as related support services.
C.    Expenses. The Company shall reimburse Consultant for all reasonable and appropriate expenses, including first class airfare and accommodations, incurred by Consultant in connection with the rendering of services hereunder. Claims for expenses shall be in accordance with the Company's established policies and procedures and documented pursuant to the procedures applicable to the Company’s officers.
D.    Full Extent Of Compensation. Unless otherwise specifically stated in writing, this Section IV describes the full extent of compensation Consultant shall receive under this Agreement and Consultant shall not be entitled by virtue of this Agreement to be paid a commission or to participate in any insurance, saving, retirement or other benefit programs, including, without limitation, stock ownership plans offered by NGSC to its employees, nor shall this Agreement in any way modify any other Agreement that Consultant may have with NGSC or any benefit Consultant my receive or be entitled to receive from NGSC or in connection with his prior employment.
E.    Warranty. Consultant certifies and warrants that in the course of performing services under this Agreement, no payments will be made to government officials or customer representatives that no government official or customer representative has any direct or indirect investment interest or interest in the revenues or profits of Consultant, and that no expenditure for other than lawful purposes will be made.
F.    Exclusion Of Lobbying Costs From Overhead Rates. NGSC is prohibited from charging directly or indirectly, costs associated with lobbying activities to its contracts with the United States Government. Unallowable costs associated with lobbying activities are defined at Federal Acquisition Regulations (FAR) 31.205-22, effective as of the date of this Agreement. Consultant agrees that in the event that Consultant performs lobbying activities under this Agreement, Consultant shall provide NGSC with a detailed accounting of time expended, individual agency/congressional employees contacted, and NGSC programs discussed in the required activity report.

V.	PROTECTION OF INFORMATION

Exhibit 10.1

A.    Use and Disclosure to Third Parties Prohibited. Consultant shall protect any and all confidential, proprietary or otherwise protected information concerning any matter affecting or relating to NGSC or any of its affiliates. Consultant shall not in any way use or disclose any such confidential, proprietary or otherwise protected information other than in performance of this Agreement without the express written consent of NGSC; provided, however, Consultant shall not be held liable under this Agreement for making a confidential disclosure to a government official or an attorney for purposes of investigating or reporting a suspected violation of law or regulation. The terms of this section shall remain in full force and effect after the termination or expiration of this Agreement.

VI.	TRADE SECRETS AND THIRD PARTY PROPRIETARY INFORMATION

A.    Ideas Improvements and Inventions. Any and all ideas, improvements and inventions conceived of, developed, or first reduced to practice in the performance of work hereunder shall become the exclusive property of NGSC and ideas and developments accruing therefrom shall all be fully disclosed to NGSC and shall be the exclusive property of NGSC and may be treated and dealt with by NGSC as such without payment of further consideration than is hereinabove specified. Consultant shall preserve such ideas, improvements and inventions as confidential during the term of the contract and thereafter and will execute all papers and documents necessary to vest title to such ideas, developments, information, data improvements and inventions in NGSC or NGC and to enable NGSC or NGC to apply for and obtain letters patent on such ideas, developments, information, data, improvements and inventions in any and all countries and to assign to NGSC or NGC the entire right, title and interest thereto.
B.    Notes, Memoranda, Reports and Data. Consultant agrees that the original and all copies of notes, memoranda, reports, findings or other data prepared by Consultant in connection with the services performed hereunder shall become the sole and exclusive property of NGSC.
C.    Disclosure of Confidential_or_Proprietary_lnformation of Third Parties Prohibited. Consultant will not disclose to NGSC or its affiliates or induce NGSC or its affiliates to use any secret process, trade secret, or other confidential or proprietary knowledge or information belonging to others, including but not limited to the United States. Such information includes but is not limited to information relating to bids, offers, technical proposals, responses to requests for procurement, rankings of competitors and other similar procurement sensitive information.
D.    Non-Public Information. Consultant's duties under this Agreement may involve access to material information that is not publicly available about Northrop Grumman Corporation. Consultant acknowledges that the securities laws of the United States impose certain restrictions upon the use of material non-public information and he agrees to abide by such laws and regulations with

Exhibit 10.1

respect to his and his family’s transactions in Northrop Grumman stock and also with respect to his communication of such material, non-public information to others.

VII.	PRESERVATION OF TRADE NAMES, TRADEMARKS AND PATENT_RIGHTS
All trade names, trademarks and patent rights of NGSC and NGC pertaining to products of NGSC and/or its affiliates, including the names "Northrop," "Grumman'' and "Northrop Grumman Corporation'' shall remain the sole property of NGC, and Consultant agrees to do all things necessary to protect and preserve such trade names, trademarks and patent rights from claims by other persons or entities.

VIII.	COOPERATION WITH NGSC
During and after the expiration of this Agreement, Consultant shall fully cooperate with the Company in regard to any matter, dispute or controversy in which the Company or an affiliate is involved, or may become involved and of which Consultant may have knowledge. To the extent such cooperation requires significant time and expenses, the Company shall provide for reasonable compensation and reimbursement.

IX.	INDEPENDENT CONTRACTOR
Consultant shall render all services hereunder during the Consulting Period as an independent contractor and shall not hold himself out as an agent of the Company. Nothing herein shall be construed to create or confer upon Consultant the right during the Consulting Period to make contracts or commitments for or on behalf of the Company.

X.	TAXES
Consultant shall provide all services contemplated by this Agreement as a non-employee of the Company and the Company shall withhold (or not withhold, as applicable) income and employment taxes on such basis. Consultant shall pay all taxes which are imposed on him with respect to the compensation paid hereunder (including, without limitation, all taxes that may be due if the classification contemplated by the preceding paragraph is erroneous or if the Company is required to revise such classification).

XI.	OBSERVANCE OF APPLICABLE LAWS AND REGULATIONS

Exhibit 10.1

A.    United States Laws. Consultant shall comply with and act in accordance with all things necessary for NGSC to comply with all applicable United States laws and regulations of the United States Government, including but not limited to the requirements of the Foreign Corrupt Practices Act, 15 U.S.C. Section 78 dd-1 et seq., the Federal Acquisition Regulation, 48 CFR section 1.101 et seq.( "FAR''), the International Traffic in Arms Regulations, 22 CFR Parts 120 through 130 and applicable regulations; the Byrd Amendment (31 U.S.C. Section 1352) and applicable regulations; the Office of Federal Procurement Policy Act (41 U.S.C. Section 423) and applicable regulations; and the DoD Joint Ethics Regulation (DoD 5500.7-R). No part of any compensation or fee paid by NGSC will be used directly or indirectly to make any kickbacks to any person or entity, or to make payments, gratuities, emoluments or to confer any other benefit to an official of any government or any political party. Consultant shall not seek, nor relay to NGSC or its affiliates, any classified, proprietary or source selection information not generally available to the public. Consultant shall also comply with and act in accordance with all things necessary for NGSC and its affiliates to comply with provisions of contracts between agencies of the United States Government or their contractors and NGSC and its affiliates that relate either to patent rights or the safeguarding of information pertaining to the security of the United States. This Agreement or sections thereof may be disclosed to the United States Government as reasonably required by law.
B.    No Selling Agency Employed. Consultant further represents and warrants that no person or selling agency has been or will be employed or retained to solicit or secure any contract, including, but not limited to a United States Government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Consultant for the purpose of receiving business. In the event of a breach or violation of this warranty, NGSC shall have the right to annul this Agreement without liability or in its discretion to deduct from the fee or consideration, or otherwise recover the full amount of such commission, percentage, brokerage or contingent fee.
C.    State and Local Laws And Regulations. Consultant shall comply with and act in accordance with all things necessary for Consultant and NGSC each to comply with all laws and regulations of the Commonwealth of Virginia and any other state or locality in which services hereunder are or may be rendered.
D.    Foreign Laws and Regulations. Consultant shall comply with and act in accordance with all things necessary for Consultant and NGSC and its affiliates each to comply with all applicable laws and regulations outside the United States.

Exhibit 10.1

E.    Maintenance Of Time And Expense Records. Consultant shall maintain appropriate time and expense records pertaining to the services performed under this Agreement. Said records shall be subject to examination and audit by NGSC and the United States Government until notified by NGSC in writing that the records no longer need to be maintained.
F.    Certification. This Agreement is made in material reliance upon the representations and warranties made by Consultant. The effectiveness of this Agreement is contingent upon and will not commence until receipt by NGSC of the certifications set forth in Attachments A and D hereto. In the event that NGSC has reason to believe that these certifications are incorrect, NGSC may treat this Agreement as being null and void or may terminate this Agreement pursuant to Section XVI.
G.    Standards of Business Conduct. Consultant hereby acknowledges that he has received a copy of the Northrop Grumman Standards of Business Conduct and Northrop Grumman policies and agrees to conduct his activities for or on behalf of NGSC or its affiliates in full accordance therewith as a condition of this Agreement.
XII. ASSIGNMENT OF RIGHTS
This Agreement and the rights, benefits, duties and obligations contained herein may not be assigned or otherwise transferred in any manner to third parties without the express written approval of NGSC. Any such assignment or transfer without prior approval of NGSC will be null, void and without effect.

XIII.	MODIFICATION
No waiver or modification of this Agreement or of any covenant, condition, or limitation herein shall be valid and enforceable unless such waiver or modification is in writing and agreed by both parties.

XIV.	USE OR EMPLOYMENT OF THIRD PARTIES
Consultant shall not utilize or employ any third party, individual or entity, in connection with Consultant's performance of services under this Agreement without the express written approval of NGSC.

XV.	CONFLICTS OF INTEREST
No business or legal conflicts of interest shall exist between services performed or to be performed by Consultant on behalf of NGSC and by Consultant on behalf of any other entity. The identity

Exhibit 10.1

of Consultant’s directorships, other employment and clients shall be fully disclosed in Attachment C and promptly updated.

XVI.	EXCLUSIVITY OF CONSULTING ARRANGEMENT
During the term of this Agreement, Consultant shall not directly or indirectly engage in any activities designed to deprive or which may have the effect of depriving NGSC or its affiliates of the good will of customers or potential customers of its products and services. Further, Consultant shall not, during the term of this Agreement, and for a period of twelve (12) months after expiration or termination of this Agreement, represent, act as representative for, or market or sell, directly or indirectly, products competing with NGSC’s or its affiliates’ products and services.

XVII.	TERMINATION
A.    Termination upon Notice. Either party may terminate this Agreement upon 10 days written notice to the other party.
B.    Violation of Term or Condition. In the event of a violation or what the Company reasonably believes to be an imminent violation by Consultant of any term or condition, express or implied, of this Agreement or of any federal or state law or regulation pertaining to or arising from Consultant's performance of services under this Agreement, NGSC may, in its discretion, terminate this Agreement immediately, without notice and in such event. Consultant shall only be entitled to compensation up to the time of such violation.
C.    Bankruptcy; Death. In the event Consultant dies or is adjudicated a bankrupt or petitions for relief under bankruptcy, reorganization, receivership, liquidation, compromise or other arrangement or attempts to make an assignment for the benefit of creditors, this Agreement shall be deemed terminated automatically, without requirement of notice, without further liability or obligation to the Company.

XVIII.	SEVERABILITY OF PROVISIONS
All provisions contained herein are severable and in the event any of them are held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid provision was not contained herein.

XIX.	AVAILABILITY OF EQUITABLE REMEDIES

Exhibit 10.1

Consultant understands and agrees that any breach or evasion of any of the terms of this Agreement will result in immediate and irreparable injury to NGSC and will entitle NGSC to all legal and equitable remedies including, without limitation, injunction or specific performance.

XX.	GOVERNING LAW
This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding any conflicts of laws provisions) which shall be the exclusive applicable law.

XXI.	SETTLEMENT OF DISPUTES
A.    NGSC and Consultant hereby consent to the resolution by arbitration of all disputes, issues, claims or controversies arising out of or in connection with this Agreement, that NGSC may have against Consultant, or that Consultant may have against NGSC, or against its officers, directors, employees or agents acting in their capacity as such; provided however, that in order to comply with the requirements of section 8116 of P.L.111-118 (the "Franken Amendment") and its implementing regulations, Consultant is not required to arbitrate any claim under Title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision, or retention, regardless of when that claim arises or has arisen. Consultant may, but is not required to, request arbitration of such claims. Each party's promise to resolve all such claims, issues, or disputes by arbitration, except as noted above, in accordance with this Agreement rather than through the courts, is consideration for the other party's like promise. It is further agreed that the decision of an arbitrator on any issue, dispute, claim or controversy submitted for arbitration, shall be final and binding upon the NGSC and Consultant and that judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.
B.    Except as otherwise provided herein or by mutual agreement of the parties, any arbitration shall be administered in accordance with the then-current Model Arbitration Procedures of the American Arbitration Association (AAA) before an arbitrator who is licensed to practice law in the state in which the arbitration is convened. The arbitration shall be held in Fairfax County. VA or at any other location mutually agreed upon by the parties.
C.    The parties shall act reasonably and in good faith to agree upon the arbitrator.

Exhibit 10.1

D.    In reaching his or her decision, the arbitrator shall have no authority to change or modify any lawful NGSC or NGC policy, rule or regulation or this Agreement.

XXII.	NOTICE
Any notice to be given hereunder shall be in writing, mailed by certified or registered mail with return receipt requested addressed to NGSC:

Northrop Grumman Systems Corporation
2980 Fairview Park Drive
Falls Church. VA 22042
Attn.: General Counsel
or to Consultant:

Wesley G. Bush
903 Turkey Run Road
McLean VA 22101

or to such other address as may have been furnished prior to the date of mailing either by NGSC or Consultant in writing.

XXIII.	COMPLETE AGREEMENT
This Agreement constitutes the entire agreement of the parties with respect to the engagement of Consultant by NGSC. The parties stipulate and agree that neither of them has made any representation with respect to this Agreement except that such representations are specifically set forth herein. The parties acknowledge that any other payments or representations that may have been made are of no effect and that neither party has relied on such payments or representations in connection with this Agreement nor the performance of services contemplated herein.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and executed as set forth below.

NORTHROP GRUMMAN SYSTEMS CORPORATION

Exhibit 10.1

CONSULTANT

Wesley G. Bush

Exhibit 10.1

ATTACHMENT A CERTIFICATION
Wesley G. Bush

The undersigned. Wesley G. Bush ("Consultant"), hereby certifies, represents and warrants the following:

1.In past dealings with Northrop Grumman Corporation ("'NGSC") or other clients, Consultant has complied with all applicable laws, rules and regulations.

2.In performing the services under this Agreement, Consultant will comply with all applicable laws, rules and regulations.

3.There have been no kickbacks or other payments made, either directly or indirectly to or by Mr. Bush or to or by any member of his family.

4.No kickbacks or other payments will be made either directly or indirectly to or by Mr. Bush or to or by any member of his family.

5.Consultant has not used and will not use any part of the compensation paid by NGSC to make payments, gratuities, emoluments or to confer any other benefit to an official of any government, or any political party, or official of any political party on behalf of NGSC or an affiliate. This does not include personal political contributions permitted by law.

6.No person or selling agency has been or will be employed or retained to solicit or secure any contract, including but not limited to, a United States government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial selling agencies maintained by the Consultant for the purpose of receiving business.

7.No classified, proprietary, source selection or procurement sensitive information has been or will be improperly solicited on behalf of or conveyed to NGSC or its affiliates.

Exhibit 10.1

8.Consultant has not improperly influenced or attempted to influence and will not influence or attempt to influence any United States government official or employee in connection with the award, extension, continuation, renewal, amendment or modification of a federal contract or otherwise engage in "non-exempt services" within the meaning of the Byrd Amendment, 31 U.S.C. Section 1352.

9.Consultant has not utilized or employed and will not utilize or employ any third party, individual or entity, in connection with the performance of services on behalf of NGSC, except for administrative support (as subsequently identified) and as follows: None
10.No business or legal conflicts of interest exist between services performed or to be performed by Consultant on behalf of NGSC and by Consultant on behalf of any other client, the identities of which Consultant has fully disclosed to NGSC.

I declare under penalty of perjury that the foregoing certificate is true and correct.

____________________________
Wesley G. Bush

ATTACHMENT B
INVOICES

Each month Consultant shall submit an invoice clearly identifying the Agreement, specifying the time period covered, any days worked in excess of three (3) days in that month, and the fees and expenses claimed for that time period for which Consultant desires to be paid and enclosing the original receipts for all claimed expenses. NGSC shall pay Consultant's invoice within 45 days of receipt provided the invoice meets all of the requirements of this Attachment B. Each invoice must include the following certification:

"The undersigned certifies that the payment requested herein is correct and just, and that payment has not been received. The undersigned certifies that this invoice does not include any charges for services not authorized by the Agreement and, specifically, that no services have been performed involving the influence or attempt to influence any Federal agency officer or employee, any Member of Congress, officer or employee of Congress, or employee of a Member of Congress, in connection with any Federal action as defined in the Byrd Amendment (including the awarding, extension. continuation. renewal. amendment, or modification of any Federal contract).''

Unless your services are fully described and accurately recorded in this fashion, your fees will not be paid by NGSC. You are not authorized to engage in any activity covered by the Byrd Amendment (31 U.S.C. Section 1352), but if you do so you must clearly identify it in your invoice. Any and all liability arising from an erroneous representation shall be borne solely by you.

ATTACHMENT C

DIRECTORSHIPS AND EMPLOYMENT

Name of Company    Responsibilities/Duties

Dow                                Director
General Motors                        Director
Cisco                                Director

Conservation International                    Director
Inova Health Systems                        Trustee
MIT Corporation                         Term Member
Darden Foundation                        Trustee
Capital CoLab                            Board Member

Golden Paws Foundation                    Director

ATTACHMENT D

CONSULTANT CERTIFICATE REGARDING NORTHROP GRUMMAN CORPORATION STANDARDS OF BUSINESS CONDUCT

Wesley G. Bush

I, Wesley G. Bush. do hereby certify that I am familiar with and will act in full accordance with Northrop Grumman Corporation’s "Standards of Business Conduct" and all applicable corporate policies.

____________________
Wesley G. Bush